Exhibit 15.1

Awareness of Independent Registered

Public Accounting Firm

We acknowledge the incorporation by reference in the June 16, 2017, Registration Statement on Form S-4 (No. 333-217789) of Home BancShares, Inc. of our report dated May 9, 2017, included with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

/s/ BKD, LLP

Little Rock, Arkansas

June 16, 2017